EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated as of November 28, 2011 (the “Execution Date”), is made and entered into by and between Radient Pharmaceuticals Corporation, a Delaware corporation (the “Company”) and [_________________] (the “Holder”).

RECITALS

A.          The Company, the Holder and various others entered into that certain Exchange  Agreement dated as of June 29, 2011, as may be amended from time to time (the “Initial Exchange Agreement”).

B.           Pursuant to the Initial Exchange Agreement, the Company issued to the Holder and the other Claimants (as defined in the Initial Exchange Agreement) in exchange for the Claimant Claims (as defined in the Initial Exchange Agreement) (i) 670,100 shares of Series A Preferred Stock (as defined in the Initial Exchange Agreement), (ii) Notes (as defined in the Initial Exchange Agreement) (collectively, the “Initial Notes” and each is referred to herein as an “Initial Note”) and (iii) Warrants (as defined in the Initial Exchange Agreement) (collectively, the “Initial Warrants” and each is referred to herein as an “Initial Warrant”).  The Initial Note, the shares of Series A Preferred Stock and the Initial Warrant issued to the Holder pursuant to the Initial Exchange Agreement are referred to herein as the “Holder’s Initial Exchange Securities”)

C.           Since the issuance of the Initial Notes and the shares of Series A Preferred Stock, (i) one or more Events of Default (as defined in the Initial Notes) have occurred thereunder and (ii) one or more Triggering Events (as defined in the Certificate of Designations (as defined in the Initial Exchange Agreement) (the “Series A Certificate of Designations”).

D.           In exchange for the Holder’s Initial Exchange Securities, the Company has authorized the issuance to the Holder of

(i)           _________ shares of the Company’s preferred stock designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), which Series B Preferred Stock shall, in accordance with its terms, (w) be convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (as converted, collectively, the “Series B Preferred Conversion Shares”), (x) have a par value of $0.001 per share, (y) have a stated or liquidation value of $10.00 per share and (z) contain such other rights, preferences and limitations as are set forth in the Certificate of Designations of Series B Convertible Preferred Stock attached hereto as Exhibit A (the “Series B Certificate of Designations”);

(ii)          a convertible note, in the form attached hereto as Exhibit B (including all convertible notes issued in exchange therefor or replacement thereof, the “Note”), in the original principal amount of $___________, which Note shall be convertible into shares of Common Stock (as converted, the “Note Conversion Shares”), in accordance with the terms thereof;

(iii)        a warrant to acquire up to _____________ shares of Common Stock, in the form attached hereto as Exhibit C (the “Series A Warrants”) (as exercised, collectively, the “Series A Warrant Shares”), in accordance with the terms of the Series A Warrants; and

(iv)        a warrant, in the form attached hereto as Exhibit D (the “Series B Warrants”), to acquire up to _____________  shares of the Company’s preferred stock designated as “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”), which Series C Preferred Stock shall, in accordance with its terms, (w) be convertible into shares of Common Stock (as converted, collectively, the “Series C Preferred Conversion Shares”), (x) have a par value of $0.001 per share, (y) have a stated or liquidation value of $10.00 per share and (z) contain such other rights, preferences and limitations as are set forth in the Certificate of Designations of Series C Convertible Preferred Stock attached hereto as Exhibit E (the “Series C Certificate of Designations”).

E.           The Note Conversion Shares, the Series B Preferred Conversion Shares and the Series C Preferred Conversion Shares are collectively referred to herein as the “Conversion Shares.” The Note, the shares of Series B Preferred Stock, the shares of Series C Preferred Stock, the Conversion Shares, the Series A Warrants, the Series A Warrant Shares and the Series B Warrants are collectively referred to herein as the “Securities.”

F.           The exchange of the Holder’s Initial Exchange Securities for the shares of Series B Preferred Stock, the Note, the Series A Warrants and the Series B Warrants will be made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

AGREEMENTS

NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder and the Company hereby agree as follows:

1.           Exchange of Holder’s Initial Exchange Securities; Closing.

(a)         Exchange. Simultaneously with the execution and delivery of this Agreement by the parties hereto, the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange the Holder’s Initial Exchange Securities for the shares of Series B Preferred Stock, the Note, the Series A Warrants and the Series B Warrants.

(b)         Closing. The closing of the exchange of the Holder’s Initial Exchange Securities (the “Closing”) shall take place at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166. The Closing shall occur on the date hereof simultaneously with the execution and delivery of this Agreement by the parties hereto (the “Closing Date”).

(c)         Delivery. Within seven (7) Business Days following the Closing Date, the Holder shall deliver the Holder’s Initial Exchange Securities to the address specified in writing by the Company. Within two (2) Business Days following the Closing Date, the Company shall deliver the shares of Series B Preferred Stock, the Note, the Series A Warrants and the Series B Warrants to the address specified in writing by the Holder duly executed on behalf of the Company and registered in the name of the Holder or its designee. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

2.           No Legends; Stop Transfer Instructions. Except for the legends expressly required by the Series B Certificate of Designations and the Series C Certificate of Designations, neither the shares of Series B Preferred Stock, nor the Series C Preferred Stock, nor the Note, nor the Series A Warrants, nor the Series B Warrants nor any certificates evidencing any Conversion Shares or any Series A Warrant Shares shall bear any restrictive or other legends. The Company shall not, and the Company shall cause all other Persons (as defined in the Note) to not, issue any stop-transfer order, instruction or other restriction with respect to any of the shares of Series B Preferred Stock, any of the shares of Series C Preferred Stock, the Note, any of the Series A Warrants, any of the Series B Warrants or any of the Conversion Shares or Series A Warrant Shares.

3.           Company Representations and Warranties. The Company represents and warrants to the Holder that:

(a)         Organization. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Each Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company has no Subsidiaries other than as set forth on Schedule 3(a) attached hereto. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)         Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents (as defined below) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the shares of Series B Preferred Stock, the shares of Series C Preferred Stock, the Series B Preferred Conversion Shares, the Series C Preferred Conversion Shares, the Note and the Note Conversion Shares, the Series A Warrants and the Series A Warrant Shares and the Series B Warrants and the reservation (as contemplated in Section 3(c) and the Series B Certificate of Designations, the Series C Certificate of Designations, the Note, the Series A Warrants and the Series B Warrants) for issuance of the Series B Preferred Conversion Shares, the Series C Preferred Conversion Shares, the Note Conversion Shares, the Series A Warrant Shares and the shares of Series C Preferred Stock) have been duly authorized by the Company’s board of directors, and, except for the filing of the Series B Certificate of Designations and the Series C Certificate of Designations, no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents will be prior to the consummation of the transactions contemplated hereby, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Note, the Series B Certificate of Designations, the Series C Certificate of Designations, the Series A Warrants, the Series B Warrants, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.
(c)         Issuance of Securities. The issuance of the shares of Series B Preferred Stock, the Note, the Series A Warrant and the Series B Warrants is duly authorized, and upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the date hereof, the Company shall have reserved from its duly authorized capital stock (i) 672,600,000 shares of Common Stock for issuance upon conversion of all the shares of Series B Preferred Stock and (ii) 827,400,000 shares of Common Stock for issuance upon conversion of all the Notes (as defined in the Note). Simultaneously with the earlier to occur of (x) the date on which the Company effects the Initial Reverse Split (as defined in the Note) and (y) the Initial Reverse Split Deadline (as defined in the Note), the Company shall have reserved from its duly authorized capital stock not less than 130% of the sum of (i) the maximum number of Series B Preferred Conversion Shares issuable upon conversion of the shares of Series B Preferred Stock (assuming for purposes hereof that the shares of Series B Preferred Stock are convertible at the initial Fixed Conversion Price (as defined in the Series B Certificate of Designations) and without taking into account any limitations on the conversion of the shares of Series B Preferred Stock set forth in the Series B Certificate of Designations), (ii) the maximum number of Series C Preferred Conversion Shares issuable upon conversion of the shares of Series C Preferred Stock (assuming for purposes hereof that the shares of Series C Preferred Stock are convertible at the initial Conversion Price (as defined in the Series C Certificate of Designations) and without taking into account any limitations on the conversion of the shares of Series C Preferred Stock set forth in the Series C Certificate of Designations), (iii) the maximum number of Note Conversion Shares issuable upon conversion of the Note (without taking into account any limitations on conversion of the Note set forth therein), (iv) the maximum number of Series A Warrant Shares issuable upon exercise of the Series A Warrants (without taking into account any limitations on exercise of the Series A Warrants set forth therein) and (v) the maximum number of shares of Series C Preferred Stock issuable upon exercise of the Series B Warrants. Upon conversion in accordance with the Series B Certificate of Designations, the Series C Certificate of Designations or the Notes (as the case may be) or exercise in accordance with the Series A Warrants or the Series B Warrants (as the case may be), the Series B Preferred Conversion Shares, the Series C Preferred Conversion Shares, the Note Conversion Shares, the Series A Warrant Shares and the shares of Series C Preferred Stock, respectively, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock or Series C Preferred Stock (as applicable). The offer and issuance by the Company of the shares of Series B Preferred Stock, the shares of Series C Preferred Stock, the Note, the Series A Warrants and the Series B Warrants is exempt from registration pursuant to Section 3(a)(9) under the 1933 Act. The issuance by the Company of the Conversion Shares and the Series A Warrant Shares will be exempt from registration pursuant to Section 3(a)(9) under the 1933 Act. The offer and issuance by the Company of the Securities is exempt from the Trust Indenture Act of 1939, as amended. All of the Securities are freely transferable and freely tradable by the Holder without restriction.

(d)         No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the shares of Series B Preferred Stock, the shares of Series C Preferred Stock, the Series B Preferred Conversion Shares, the Series C Preferred Conversion Shares, the Note and the Note Conversion Shares, the Series A Warrants and the Series A Warrant Shares and the Series B Warrants and the reservation (as contemplated in Section 3(c) and the Series B Certificate of Designations, the Series C Certificate of Designations, the Note, the Series A Warrants and the Series B Warrants) for issuance of the Series B Preferred Conversion Shares, the Series C Preferred Conversion Shares, the Note Conversion Shares, the Series A Warrant Shares and the shares of Series C Preferred Stock) will not (i) result in a violation of the Certificate of Incorporation (as in the Series B Certificate of Designations) (including, without limitation, any certificate of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, when taken as a consolidated whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents.

(e)         Consents. Except for the filing of the Series B Certificate of Designations and the Series C Certificate of Designations, the Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the consummation of the transactions contemplated by this Agreement have been obtained or effected on or prior to the consummation of the transactions contemplated by this Agreement, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(f)          Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Holder’s ownership of the Securities, together with all other securities now or hereafter owned or acquired by the Holder. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(g)         Transfer Taxes. On the date hereof, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the offer, issuance and transfer of the Securities to be issued to the Holder hereunder and under the other Transaction Documents will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(h)         Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 5,000,000,000 shares of Common Stock, of which, 766,790,016 shares of Common Stock are issued and outstanding and (ii) 25,000,000 shares of preferred stock, of which, 502,575 shares of Series A Preferred Stock are issued and outstanding. No shares of Common Stock are held in treasury. All of such outstanding shares of Common Stock and preferred stock are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable.

(i)          Ranking of Note. No Indebtedness (as defined in the Note) of the Company will be senior to, or (other than except as set forth on Schedule 3(i) hereto and the Other Notes (as defined in the Note) and the Alpha-Whalehaven Notes (as defined in the Note)) pari passu with, the Note in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(j)          Investment Company Status. The Company is not, and upon the consummation of the transactions contemplated by this Agreement will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of  1940, as amended.

(k)         Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

4.           Holder’s Representations and Warranties. Holder represents and warrants to the Company that:

(a)         Organization. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b)         Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and constitutes the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)         No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

5.           Additional Deliveries of the Company. The Company shall deliver to the Holder at the Closing:

(a)         Duly executed versions of the other Transaction Documents to which the Company is a party.

(b)         The opinion of Hunter Taubman Weiss LLP, the Company’s counsel, in form and substance reasonably acceptable to the Holder.

(c)         A copy of the Irrevocable Transfer Agent Instructions that have been delivered to and acknowledged in writing by the Transfer Agent.

(d)         A certificate evidencing the formation and good standing of the Company issued by the Delaware Secretary of State as of a date within ten (10) days prior to the Closing.

(e)         A certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days prior to the Closing.

(f)          A certified copy of the Certificate of Incorporation within ten (10) days prior to the Closing as certified by the Delaware Secretary of State.

(g)         A certified copy of the Series B Certificate of Designations as certified by the Delaware Secretary of State.

(h)         A certificate, in the form previously provided to the Company, executed by the Secretary of the Company dated as of the date of the Closing, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors, (ii) the Certificate of Incorporation then in effect and (iii) the bylaws of the Company then in effect.

(i)           Such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Holder or its counsel may reasonably request.

6.           Transfer Agent Instructions. At the Closing, the Company shall issue irrevocable instructions to Corporate Stock Transfer Company, Denver, Colorado (together with any subsequent transfer agent, the “Transfer Agent”) in the form previously provided to the Company (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”) through DTC’s Fast Automated Securities Transfer Program, registered in the name of the Holder or its nominee(s), for the Conversion Shares and the Series A Warrant Shares in such amounts as specified from time to time by the Holder to the Company upon conversion of shares of Series B Preferred Stock, shares of Series C Preferred Stock or the Note and exercise of the Series A Warrants (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6 will be given by the Company to its Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company. If the Holder effects a sale, assignment or transfer of Conversion Shares or the Series A Warrant Shares, the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Holder to effect such sale, transfer or assignment.

7.           Holder’s Consent.  The Holder hereby consents to the Company’s execution and deliver of separate agreements, dated as of the date hereof, with Alpha Capital Anstalt (“Alpha”) and Whalehaven Capital Fund Ltd. (“Whalehaven”) and the related modification of the terms of Company notes issued to Alpha and Whalehaven, true copies of which agreements (collectively, the “Alpha Whalehaven Agreements”) have been furnished by the Company to the Holder.

8.           Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares and the Series A Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is listed or designated for quotation (as the case may be) and shall maintain such listing or designation for quotation (as the case may be) of all Conversion Shares and Series A Warrant Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the listing or designation for quotation (as the case may be) of the Common Stock on The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE or the OTCQX US Exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.

9.           “Blue Sky” Compliance. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for issuance to the Holder pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Holder. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and issuance of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and issuance of the Securities to the Holder.

10.         Entire Agreement. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Holder, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to), except as expressly set forth herein, (i) have any effect on any agreements (including, without limitation, the Initial Exchange Agreement) the Holder has entered into with, or any instruments the Holder has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by the Holder in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to the Holder or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and the Holder, or any instruments the Holder received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or in the other Transaction Documents, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to the matters contained herein of therein. The parties hereto acknowledge that no other party, or agent, representative or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, not contained in this Agreement concerning the subject matter hereof, to induce this Agreement or otherwise, and the parties acknowledge that they have not executed this Agreement in reliance upon such promise, representation, or warranty not contained herein. For clarification purposes, the Recitals are part of this Agreement.

11.         Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.         Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Radient Pharmaceuticals Corporation
2492 Walnut Avenue, Suite 100
Tustin, California 92780-7039
Facsimile:  (714) 505-4464
E-mail:  ___________________
Attention:  Chief Executive Officer

With a copy (for informational purposes only) to:

Hunter Taubman Weiss, LLP
17 State Street, Suite 2000
New York, New York 10004
Facsimile:  (212) 202-6380
E-mail:	sweiss@htwlaw.com
rschmierer@htwlaw.com
Attention:  Stephen A. Weiss, Esq.
Rachael Schmierer, Esq.

If to the Holder:

______________________
______________________
______________________
Facsimile:  (___) ___-____
E-mail:  ___________________
Attention:  _________________,

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

13.         Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

14.         Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

15.         Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

16.         Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement, the Series B Certificate of Designations, the Series C Certificate of Designations, the form of the Note, the form of the Series A Warrants and the form of the Series B Warrants) (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express prior written consent of the Holder. In the event of a breach of any of the foregoing covenants by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of the Holder), in addition to any other remedy provided herein or in the Transaction Documents, the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Holder shall not have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to issue any press release or make other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing (other than the 8-K Filing), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any information regarding the Company or any of its Subsidiaries.

17.         Successors and Assigns; No Third Party Beneficiaries; Amendments and Waivers. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, provided that the Holder may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the other parties hereto, in which event such assignee shall be deemed to be a “Holder” hereunder with respect to such assigned rights. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees (as defined below). No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

18.         Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

19.         Expenses. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

20.         Indemnification.  In consideration of the Holder’s execution and delivery of the Transaction Documents to which it is a party and acquiring the Series B Preferred Stock, the Note, the Series A Warrants and the Series B Warrants hereunder and in addition to all of the other obligations of the Company under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Holder and each holder of any Securities and all of their stockholders, partners, members, manager, advisors, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or (c) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of, relates to or results from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents or any of the Transaction Documents (as defined in the Initial Exchange Agreement), (ii) any disclosure properly made by the Holder pursuant to Section 15 or (iii) the status of such Indemnitee or holder of Securities either as a holder of any Securities, the Holder’s Initial Exchange or of the January Notes (as defined in the Initial Exchange Agreement) or the January Warrants (as defined in the Initial Exchange Agreement) or as a party to this Agreement, any of the January Transaction Documents (as defined in the Initial Exchange Agreement) (regardless of the termination thereof) or any of the Transaction Documents (as defined in the Initial Exchange Agreement) (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

21.         Survival. The representations, warranties, agreements and covenants shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

22.         Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

23.         Remedies. The Holder and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes, acknowledges and agrees that in the event that the Company fails to perform, observe, or discharge any or all of the Company’s obligations under any of the Transaction Documents, irreparable harm to the Holder will result therefrom. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under any of the Transaction Documents will be inadequate and agrees that the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of showing economic loss and without posting a bond or any other security.
24.         Company Acknowledgment; Holder Consent. The Company expressly acknowledges and agrees that the Note does not extinguish the indebtedness evidenced by the Initial Note and is not a novation, repayment or re-borrowing thereof but rather is given in replacement and substitution of the Initial Note. The Holder hereby consents to the amendments to the Alpha-Whalehaven Notes (as defined in the Note) that were separately entered into by the Company with each of Alpha Capital Anstalt and Whalehaven Capital Fund Ltd. on the date hereof prior to the execution of this Agreement.

25.         Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Holder exercises a right, election, demand or option under any Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
26.         Acknowledgment. The Company expressly acknowledges and agrees that the Note does not extinguish the indebtedness evidenced by the Initial Note and is not a novation, repayment or re-borrowing thereof but rather is given in replacement and substitution of the Initial Note.

27.         Terms. The Company represents, warrants and covenants that the Company has not entered into, and will not, directly or indirectly, enter into, any agreement, understanding or any holder instrument with, or for the benefit of, any holder of Other Notes (as defined in the Note) or shares of Series A Preferred Stock or any of their respective affiliates with any terms and/or conditions which are more favorable to any such Person than the terms and conditions provided to, or for the benefit of, the Holder. To the extent the Company enters into any, direct or indirect, agreement, understanding or instrument with, or for the benefit of, any holder of Other Notes or any holder of shares of Series A Preferred Stock or any of their respective affiliates that contains any terms and/or conditions which are more favorable to any such Person than the terms and/or conditions provided to, or for the benefit of, the Holder, then the Holder, at its option, shall be entitled to the benefit of such more favorable terms and/or conditions (as the case may be) and this Agreement shall be automatically amended to reflect such more favorable terms or conditions (as the case may be). To the extent the Company, directly or indirectly, enters into any agreement, understanding or instrument with, or for the benefit of, any holder of Other Notes, any holder of shares of Series A Preferred Stock or any of their respective affiliates that contains any terms or conditions which are not identical to the terms and conditions provided to, or for the benefit of, the Holder, then the Company shall immediately notify the Holder of, and contemporaneously with such notification publicly disclose, any such terms. The Company further represents and warrants that (i) no consideration has been offered or paid to any holder of Other Notes or any of their respective affiliates with respect to any of the matters addressed in this Agreement or otherwise, (ii) no agreement, understanding or instrument has been entered into with any holder of Other Notes, any holder of shares of Series A Preferred Stock or any of their respective affiliates with respect to any of the matters addressed in this Agreement that contains any terms or conditions that are different in any respect from any of the terms or conditions contained in this Agreement and (iii) the Other Exchange Agreements (as defined in the Note) are identical to this Agreement.

28.         Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder hereunder and under the other Transaction Documents are several and not joint with the obligations of any other holder of any Securities (as defined in the Note), and the Holder shall not be responsible in any way for the performance of the obligations of any other holder of any Securities (as defined in the Note) under any of the Other Exchange Agreements, any other similar agreement or any of the Transaction Documents. Nothing contained herein or in any of the other Transaction Documents, and no action taken by the Holder pursuant hereto or pursuant to any other Transaction Document, shall be deemed to constitute the Holder and the holders of any Securities (as defined in the Note) as, and the Company acknowledges that the Holder and the holders of any Securities (as defined in the Note) do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder or any holder of any Securities (as defined in the Note) are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Holder and the holders of any Securities (as defined in the Note) are not acting in concert or as a group or entity, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents or any other similar agreement. The decision of the Holder to enter into the Transaction Documents has been made by the Holder independently of any holder of any Securities (as defined in the Note). The Company and the Holder confirms that the Holder has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder acknowledges that no holder of any Securities (as defined in the Note) has acted as agent for the Holder in connection with the Holder making its acquisition hereunder and that no holder of any Securities (as defined in the Note) will be acting as agent of the Holder in connection with monitoring the Holder’s position in the Securities (as defined herein) or enforcing its rights under the Transaction Documents. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other holder of any Securities (as defined in the Note) to be joined as an additional party in any proceeding for such purpose. To the extent that any holder of any Securities (as defined in the Note) enters into an agreement with the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Holder, and would be solely for the convenience of the Company and not because it was required or requested by the Holder. The Company further acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length party with respect to the Transaction Documents and the transactions contemplated by this Agreement and the other Transaction Documents and that the Holder is not and has not been an “affiliate” (as defined in Rule 144 promulgated by the SEC under the 1933 Act) of the Company or any of its Subsidiaries (including, without limitation, as a result of the acquisition or holding of any of the Securities or otherwise).

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

RADIENT PHARMACEUTICALS CORPORATION

By:
Its:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

By:
Its:

By: